EXHIBIT 99.2


                   Certification of CEO and CFO Pursuant to
                 Section 302 of the Sarbanes-Oxley Act of 2002

         In connection with the annual report on Form 10-K of CompleTel Europe N.V. (the "Company") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof and pursuant to ss. 302 of the Sarbanes-Oxley Act of 2002, each of the following persons hereby certifies that: 1. I have reviewed this annual report on Form 10-K of the Company;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this annual report;

4. The Company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and we have:

         (a) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

         (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

         (c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Company's other certifying officers and I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent function):

         (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

         (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

6. The Company's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated:  September 13, 2002



/s/ Jerome de Vitry
-----------------------------------
Name:   Jerome de Vitry
Title:  Managing Director, President
         and Chief Executive Officer



/s/ Alexandre Westphalen
-----------------------------------
Name:    Alexandre Westphalen
Title:   Vice President, Finance



/s/ John M. Hugo
-----------------------------------
Name:   John M. Hugo
Title:  Chief Accounting Officer
         and Corporate Controller


         This certification accompanies the annual report pursuant to ss. 302 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Act of 1934, as amended.